UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 21, 2023
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AKEBIA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 871-2098
N/A
(Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On November 21, 2023, Akebia Therapeutics, Inc. (“Akebia”) and Mitsubishi Tanabe Pharma Corporation (“MTPC”) entered into a Settlement and Cross License Agreement (the “Agreement”) with FibroGen, Inc. (“FibroGen”) and Astellas Pharma Inc. (“Astellas”). This Agreement resolves all patent disputes between Akebia, MTPC, FibroGen and Astellas in the European Union, the contracting states to the European Patent Convention, the United Kingdom (“UK”) and Japan (the “Territory”), including (i) all patent disputes between Akebia, FibroGen, and Astellas concerning FibroGen’s European (UK) Patent Nos. 2289531, 1463823, 2322155, 1633333, 2322153 and 2298301 in the courts of the UK; (ii) the revocation lawsuits between Akebia, MTPC, and FibroGen concerning FibroGen’s JP Patent Nos. 4845728, 5474741, and 5474872 in the Intellectual Property High Court of Japan; and (iii) the opposition against Akebia’s European Patent No. 3357911 filed by FibroGen in the European Patent Office (collectively, the “Resolved Disputes”). In accordance with the Agreement, the parties will terminate all ongoing litigation among the parties related to the Resolved Disputes.

See Part II, Item 1 of Akebia’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 for more information on the aforementioned disputes that were resolved pursuant to the Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: November 21, 2023	By:	/s/ John P. Butler
Name: John P. Butler
Title: President and Chief Executive Officer